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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported): May 7, 1999


                               CALPINE CORPORATION

                            (A Delaware Corporation)
                        Commission File Number: 033-73160
                  I.R.S. Employer Identification No. 77-0212977



                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

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ITEM 5. OTHER EVENTS

On May 7, 1999, Calpine Corporation ("Calpine"), a Delaware corporation, through a wholly-owned subsidiary, (collectively the "Company") entered into an agreement with Pacific, Gas & Electric Company ("PG&E") to purchase 12 Sonoma County and 2 Lake County power plants located at The Geysers, California (collectively "The Power Plants"). As consideration for the purchase of The Power Plants, the Company paid to PG&E $212.8 million in cash. The acquisition was financed with a 24 year operating lease. The Company's geothermal steam fields fuel The Power Plants, which have a combined capacity of approximately 700 megawatts of electricity. All of the electricity generated from The Power Plants is sold into the California energy market, with the exception of an agreement entered into on April 29, 1999 to sell to Commonwealth Energy Corporation 75 megawatts of geothermal electricity in 1999, 100 megawatts in 2000, and 125 megawatts in 2001 and through June 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

               Exhibit 99.  Press Release



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CALPINE CORPORATION


                                 By:     /s/ Charles B. Clark, Jr.
                                 -----------------------------------------
                                             Charles B. Clark, Jr.
                                      Vice President, Corporate Controller
                                          and Chief Accounting Officer

May 21, 1999



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Exhibit 99.

NEWS RELEASE Contact: Calpine (408) 995-5115
Public Relations      Katherine Potter ext. 1168
Investor Relations    Rick Barazza Ext. 1125

CALPINE  COMPLETES   ACQUISITION  OF  PACIFIC  GAS  AND  ELECTRIC  COMPANY'S  14
GEOTHERMAL POWER PLANTS AT THE GEYSERS IN NORTHERN CALIFORNIA

Calpine is Now the Nation's Largest Geothermal Power Producer

SAN JOSE, CALIF. (May 10, 1999)-Calpine Corporation [NYSE:CPN] today announced it has completed the acquisition of Pacific Gas and Electric Company's (PG&E) 14 geothermal power plants at The Geysers in northern California, with a combined capacity of approximately 700 megawatts of electricity, for $212.8 million. The acquisition was financed with a 24-year operating lease. With the PG&E acquisition in place, Calpine now owns interests in and operates 18 geothermal power plants that generate more than 800 megawatts of electricity-making Calpine the nation's largest geothermal and green power producer.

"This acquisition marks a historic milestone for The Geysers, where for the first time, the steam field and power plant operations are being integrated into one efficient, unified system," said Ron Walter, senior vice president of Calpine. "This acquisition enables us to maximize this valuable renewable natural resource, lower production costs and extend the life of The Geysers."

Calpine, a national independent power producer and leading green power provider, announced last March it had completed the acquisition of Unocal Corporation's 14,000-acre Geysers geothermal steam fields for $101 million. With the Unocal and PG&E acquisitions in place, Calpine is marketing electricity from its Geysers portfolio into California's newly deregulated power market. Geothermal power is an ideal energy product-it's one of the most reliable renewable energy resources available, it's competitively priced, and it's environmentally friendly. In April, Tustin-based Commonwealth Energy Corporation agreed to purchase 75 megawatts of electricity from Calpine in 1999, increasing to 100 megawatts in 2000 and 125 megawatts through June 2002. This contract will be fulfilled by green power purchased from these plants.

The Geysers, located about 90 miles northeast of San Francisco in Sonoma and Lake counties, is the world's largest producing geothermal resource, with more than 1,000 megawatts in production. It has been in operation for 39 years, and Calpine has been active there since 1987. The company's geothermal staff has more than 20 years of power plant and resource experience at The Geysers.

Based in San Jose, Calif., Calpine Corporation is a leading independent power company dedicated to providing customers with clean, reliable and competitively priced electricity. Calpine currently has 7,200 megawatts of capacity in operation, under construction or in announced development in 11 states-enough energy to power more than seven million households. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN.


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